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                                                                    EXHIBIT 4.15


                               AMENDMENT NO. 3 TO
                      TRANSFER AND ADMINISTRATION AGREEMENT

            AMENDMENT NO. 3 (this "Amendment") dated as of June 16, 2000 to the TRANSFER AND ADMINISTRATION AGREEMENT, dated as of June 18, 1999 (as amended by Amendment No. 1 dated September 15, 1999 and Amendment No. 2 dated as of December 15, 1999, the "Agreement"), by and among KCH FUNDING, L.L.C., a Delaware limited liability company, as transferor (in such capacity, the "Transferor"), UNOVA, INC., a Delaware corporation, as the parent of the Transferor (in such capacity, the "Parent") and as servicer (in such capacity the "Servicer"), ENTERPRISE FUNDING CORPORATION, a Delaware corporation (the "Company"), BANK OF AMERICA N.A., a national banking association ("Bank of America"), as Lead Arranger, as agent for the Company and the Bank Investors (in such capacity, the "Agent"), as Administrative Agent and as Bank Investor.


                             PRELIMINARY STATEMENTS

            WHEREAS, the parties hereto have entered into the Agreement whereby the Transferor may convey, transfer, and assign from time to time undivided interests in certain accounts receivable, and the Company may, and the Bank Investors, if requested, shall accept such conveyance, transfer and assignment of such undivided percentage interests, subject to the terms and conditions of the Agreement; and

            WHEREAS, the parties to the Agreement desire to make a certain amendments to the Agreement.

            NOW, THEREFORE, the parties hereby agree as follows:

            1. Definitions. Except as otherwise stated herein, capitalized terms not defined herein shall have the respective meanings assigned to them in the Agreement.

            2. Amendments to the Agreement.

                (a) Section 1.1 of the Agreement is hereby amended by amending the definition of "Commitment Termination Date" to read in its entirety as follows:

               "Commitment Termination Date" means June 16, 2001, or such later date to which the Commitment Termination Date may be extended by the Transferor, the Agent and the Bank Investors not later than thirty (30) days prior to the then current Commitment Termination Date.


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                (b) Section 1.1 of the Agreement is further amended by amending the definition of "Loss Percentage" to read in its entirety as follows:

               "Loss Percentage" means, on any given day the greatest of (i) 2.0 times the highest Loss-to-Liquidation Ratio as of the last day of each of the twelve (12) calendar months preceding the then current month, (ii) 4 times the highest Concentration Factor of all Designated Obligors (exclusive of Class 2 Obligors, Class 3 Obligors and Special Concentration Obligors), or (iii) $10,000,000.

                (c) Section 1.1 of the Agreement is further amended by amending the definition of "Special Concentration Obligors" to read in its entirety as follows:

               "Special Concentration Obligors" means each Obligor listed in Annex 1 hereto.

                (d) Annex 1 to the Agreement is hereby amended to read in its entirety as set forth in Exhibit A hereto.

            3. Representations and Warranties. To induce the Company and the Bank Investors to enter this Amendment, each of the Transferor and the Parent hereby represents and warrants (each as to itself) as of the Effective Date (as hereinafter defined) that:

                (a) it has the power, authority and legal right to make and deliver this Amendment and to perform its obligations under the Agreement, as amended by this Amendment, without any notice, consent, approval or authorization not already obtained, and that it has taken all necessary action to authorize the same.

                (b) the making and delivery of this Amendment and the performance of the Agreement, as amended by this Amendment, do not violate any provision of law or any regulation, or its charter or by-laws, or result in the breach of or constitute a default under or require any consent under any indenture or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected. The Agreement, as amended by this Amendment, constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as the enforceability thereof may be limited by any applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally.

                (c) the representations and warranties made by it contained in any Transaction Document are true and correct on and as of the date of this Amendment and after giving effect hereto.


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                (d) no Termination Event or Potential Termination Event has
occurred and is continuing under the Agreement as of the date of this Amendment and after giving effect hereto.

            4. Conditions to Closing. On or prior to the Effective Date, the Agent shall have received the payment of all fees due pursuant to the Fee Letter, dated as of June 6, 2000, among the Transferor, the Parent, the Company, and the Agent.

            5. Effective Date. The effective date of this Amendment (the "Effective Date") is June 16, 2000.

            6. Reference to and Effect on the Transaction Documents. On and after the Effective Date each reference in the Agreement to "This Agreement", "hereunder", "hereof" or words of like import, and each reference in any other Transaction Document to "the Transfer and Administration Agreement", "thereunder", "thereof" or words of like import, referring to the Agreement, shall mean and be a reference to the Agreement as amended hereby.

            7. Agreement and all other Transaction Documents in Full Force and Effect. Except as specifically amended hereby, each Transaction Document shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lender, any Bank Investor or the Agent under any Transaction Document, nor constitute a waiver of any provision of any Transaction Document.

            8. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original and all of which taken together shall constitute a single instrument with the same effect as if the signatures thereto and hereto were upon the same instrument.

            9. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.


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            IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                    ENTERPRISE FUNDING CORPORATION,
                                      as Company


                                    By: /s/ Kevin P. Burns
                                        ----------------------------------------
                                        Vice President

                                    KCH FUNDING, L.L.C.,
                                    as Transferor


                                    By: /s/ Elmer C. Hull, Jr.
                                        ----------------------------------------
                                        Treasurer

                                    UNOVA, INC.,
                                        as Parent and as Servicer


                                    By: /s/ Elmer C. Hull, Jr.
                                        ----------------------------------------
                                        Vice President and Treasurer

                                    BANK OF AMERICA, N.A., as Agent
                                    and a Bank Investor


                                    By: /s/ Robert R. Wood
                                        ----------------------------------------


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                                                                       EXHIBIT A


                                     Annex 1

                         Special Concentration Obligors


Name of Designated Obligor   Concentration Factor       Moody's Rating       S&P Rating
--------------------------   --------------------       --------------       ----------
General Motors*                     15%                       A2                 A
Ford*                               15%                       A2                 A
Daimler Chrysler*                   15%                       A2                 A+
Caterpillar                         10%                       A2                 A+
Cummins Engine                       7%                       Baa1               BBB+


*If the long-term unsecured debt obligation of such Special Concentration Obligor as rated by Moody's or Standard & Poor's falls to Baa2 or BBB or below, respectively, then the Concentration Factor will be reduced to ten percent (10%) for such Special Concentration Obligor.


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